SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TORVEC, INC.
(Exact Name of issuer as specified in its charter)

New York	16-1509512
(State or other jurisdiction	(IRS Employer ID Number)
of incorporation or organization)

1999 Mount Read Blvd.
Building 3
Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)
TORVEC, INC. BUSINESS CONSULTANTS STOCK PLAN
(Full Title of the Plan)
RICHARD B. SULLIVAN, ESQ.
General Counsel
Torvec, Inc.
1999 Mount Read Blvd.
Building 3
Rochester, New York 14615
(Name and Address of agent for service)
585/254-1100
(Telephone Number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

			PROPOSED		PROPOSED
TITLE OF			MAXIMUM		MAXIMUM
SECURITIES	AMOUNT		OFFERING		AGGREGATE		AMOUNT OF
TO BE	TO BE		PRICE		OFFERING		REGISTRATION
REGISTERED	REGISTERED		PER SHARE		PRICE		FEE
Common Stock Par Value $0.01 per share	5,000,000	(1) shares		(2) (3)		(2) (3)	$142.60	(4)

(1)	The shares registered pursuant to this Registration Statement consist of 5,000,000 additional shares of Torvec, Inc.’s $.01 par value common stock reserved for issuance under the company’s Business Consultants Stock Plan. 10,000,000 shares reserved for issuance under the Plan were registered under previous registration statements which became effective on June 11, 1999, October 5, 2000, November 7, 2001, December 21, 2001, February 1, 2002, November 12, 2002, January 22, 2003, May 23, 2003, November 26, 2003, April 20, 2004 and November 16, 2006, respectively.

(2)	The shares registered pursuant to this Registration Statement will not be sold to members of the general public but solely to employees, business consultants and advisors of Torvec, Inc. in exchange for bona fide services rendered by such consultants and advisors as authorized by the Board of Directors of Torvec, Inc. The price per share is based upon the closing price for the company’s common stock as of the date of the invoice rendered for services, the recurring date specified in the contract for services and/or a date specified by the parties prior to the issuance of such shares

(3)	Under the terms of the Torvec, Inc. Business Consultants Stock Plan, an aggregate 15,000,000 shares of the Company’s $.01 par value common stock may be issued to business consultants and advisors who are natural persons who have provided bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(4)	Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(c). The average of the bid and asked price on March 31,2010 (a specified date within 5 business days prior to the date of filing the Registration Statement) was $.40. Based upon the statutory formula contained in Section 6(b), the Registration Fee is $142.60.

PART I. INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Exhibit 5.11
Exhibit 23.1
Exhibit 23.11

PART I. INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS
Torvec, Inc. registered 200,000 shares of its $.01 par value common stock reserved for issuance pursuant to its Business Consultants Stock Plan on Form S-8, Registration Statement, filed with the Securities and Exchange Commission on June 11, 1999 (File No. 333-80443), an additional 200,000 shares on Form S-8, Registration Statement filed with the Commission on October 5, 2000 (File No. 333-47392), an additional 200,000 shares on Form S-8, Registration Statement filed with the Commission on November 7, 2001 (File No. 333-72894), an additional 100,000 shares on Form S-8, Registration Statement filed with the Commission on December 21, 2001 (File No. 333-75872), an additional 800,000 shares on Form S-8 Registration Statement filed with the Commission on February 1, 2002 (File No. 333-82006), an additional 250,000 shares on Form S-8 Registration Statement filed with the Commission on November 12, 2002 (File No. 333-101130), an additional 250,000 shares on Form S-8 Registration Statement filed with the Commission on January 22, 2003 (File No. 333-102650), an additional 350,000 shares on Form S-8 Registration Statement filed with the Commission on May 23, 2003 (File No. 333-105524), an additional 250,000 shares on Form S-8 Registration Statement filed with the Commission on November 26, 2003 (File No. 333-110769), an additional 2,500,000 shares on Form S-8 Registration Statement filed with the Commission on April 20, 2004 ( File No. 333-114650) and an additional 4,900,000 shares on Form S-8 Registration Statement filed with the Commission on November 16, 2006 (File No. 333-138764). The company hereby registers an additional 5,000,000 shares of its $.01 par value common stock to be issued under the Plan by filing this Registration Statement and hereby states that the contents of the Registration Statements filed on June 11, 1999, October 5, 2000, November 7, 2001, December 21, 2001, February 1, 2002, November 12, 2002, January 22, 2003, May 23, 2003, November 26, 2003, April 20, 2004 and November 16, 2006 are hereby incorporated herein by reference thereto.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
(3)	Incorporation of Documents by Reference
(a)	our Annual Report of form 10-K for the year ended December 31, 2009;

(b)	our Proxy Statement for our 2009 Annual Meeting of Stockholders
EXHIBITS

Exhibit
Number	Description
(4)	Instruments defining the rights of security holders, including indentures

(5)	Opinion of Counsel

5.11 Opinion of Counsel re: legality

(15)	Letter re: Unaudited interim financial information

(23)	Consents of Experts and Counsel

23.1 Consent of Eisner LLP

23.11 Consent of Counsel

(24)	Power of Attorney

(26)	Invitations for competitive bids

(99)	Additional Exhibits

99.1 Resolutions adopted by the Board of Directors of Torvec, Inc. creating Torvec, Inc. Business Consultants Stock Plan, incorporated by reference to Registration Statement (Form S-8) filed June 11, 1999

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York on April 1, 2010.

TORVEC, INC.
Date: April 1, 2010	By:	/Keith E. Gleasman,
Keith E. Gleasman, President

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: April 1, 2010	By:	/Gary A. Siconolfi
Gary A. Siconolfi, Chairman of the Board

Dated: April 1, 2010	By:	/Keith E. Gleasman
Director and President

Dated: April 1, 2010	By:	/Herbert H. Dobbs
Director and Secretary

Dated: April 1, 2010	By:	/Daniel R. Bickel
Director

Dated: April 1, 2010	By:	/Asher J. Flaum
Director

Dated: April 1, 2010	By:	/Joseph B. Rizzo

Dated: April 1, 2010	By:	/William W. Destler

EXHIBIT INDEX

Exhibit
Number	Description	Page

(4)	Instruments defining the rights of security holders, including indentures	N/A

Incorporated By Reference to Form 10-SB as updated by Annual Reports (Forms 10-KSB and 10-K), Quarterly Reports (Forms 10-QSB and 10-Q) and Current Reports (Form 8-K) and exhibits filed therewith

(5)	Opinion of Counsel

5.11 Opinion of Counsel re: legality

(15)	Letter re: Unaudited interim financial information	N/A

None

(23)	Consents of Experts and Counsel

23.1 Consent of Eisner LLP

23.11 Consent of Counsel

(24)	Power of Attorney	N/A

None

(26)	Invitations for competitive bids	N/A

None

(99)	Additional Exhibits

	99.1 Resolutions adopted by the Board of Directors of Torvec, Inc. creating Torvec, Inc. Business Consultants Stock Plan, incorporated by reference to Registration Statement (Form S-8) filed June 11, 1999	N/A